 EXHIBIT 10.19

PURCHASER’S RIGHTS AGREEMENT

THIS PURCHASER’S RIGHTS AGREEMENT (this “Agreement”), is made as of the 15th day of September, 2023, by and among NAPCO Painting Contractors, Inc., a California corporation (the “Company”) Med-X, INC., a Nevada corporation (the “Purchaser”), and Joseph Winograd (the “Seller”).

RECITALS

WHEREAS, the Company, the Seller and the Purchaser are parties to that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), whereby the Purchaser has invested the equivalent of $3,000,000 for a forty-nine (49%) ownership stake in the Company; and

WHEREAS, in order to induce the Purchaser to enter into the Purchase Agreement, the Company and the Seller who owns the remaining 51% of the Company hereby agree that this Agreement shall govern the rights of the Purchaser to cause the Company to receive certain information from the Company, to participate in future equity offerings by the Company, and shall govern certain other matters, including the relationship of the Seller and the Purchaser with respect to shares owned by the other, all as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended and/or restated from time to time.

1.4 “Common Stock” means shares of the Company’s common stock, par value

$0.001 per share.

1.5 “Competitor” means a Person engaged, directly or indirectly in the pesticide industry with respect to the business of the Purchaser (the “Purchaser’s Operations”) and the industrial painting industry with respect to the Company (including through any partnership, limited liability company, corporation, joint venture (“Company’s Operations”).

1.6 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any public filing made by the Company ; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

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1.7 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9 “FOIA Party” means a Person that, in the determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.10 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.11 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.12 “New Securities” means, collectively, equity securities of the Company, that are not currently outstanding.

1.13 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.14 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection Error! Reference source not found. hereof.

1.15 “SEC” means the Securities and Exchange Commission.

1.16 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.17 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.18 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated

1.19 “any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

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2. Rights with respect to Company Shares owned by Purchaser and Seller

2.1 Drag-Along Rights. The Seller shall be required to enter into an agreement with the Purchaser that provide that the Seller and the Purchaser each will vote their shares in favor of a transaction in which 50% or more of the voting power of the Company is transferred or upon any other Deemed Liquidation Event (as defined hereinafter) and which is approved by the holders of 60% of the outstanding shares of Common Stock, on an as-converted basis.

Each of the following events shall be treated as a “Deemed Liquidation Event”: (i) any transaction or series of transactions, whether by merger, consolidation, amalgamation, sale or issuance of equity, scheme of arrangement or otherwise, pursuant to or as a result of which (A) the stockholders of the Company immediately before such transaction own less than fifty percent (50%) of the direct or indirect voting power of the surviving company immediately after such transaction, or (B) a person (or a group of affiliated persons (acting in concert) directly or indirectly acquires, or becomes the holder of, voting power of the Company (or the acquiring or surviving company, as applicable) representing no less than a majority of the voting power of the Company (or the acquiring or surviving company, as applicable) immediately following such transaction(s), (ii) a disposition of all or substantially all of the assets of the Company as a whole, or (iii) a sale or exclusive licensing of all or substantially all of the intellectual property owned by the Company as a whole.

2.2 Tag-Along Rights. If the Seller (“Tag-Along Transfer”) agrees to sell any shares of Common Stock of the Company held by him or the Purchaser agrees to sell any shares to a Person who is not an Affiliate of such Holder (“Third Party”), in a single transaction or a series of related transactions,then, at least fifteen (15) days prior to any such Tag-Along Transfer, the Proposing Holder(s) shall provide to all other Holders a notice (a “Tag-Along Notice”) delivered to such other Holders at their addresses set forth in the Purchase Agreement, explaining the terms and conditions of such Tag-Along Transfer (including the consideration to be paid) and identifying the name and address of the Third Party. If such notice is sent, then, upon the written request (“Tag-Along Request”) of any such other Holder (a “Requesting Holder”) made within ten (10) days after the day the Tag-Along Notice is received by Requesting Holder(s), the Proposing Holder(s) shall cause the Third Party to purchase from each Requesting Holder a number of shares of the Company’s common stock equal to (A) the product of ((1) the total number of shares of common stock to be subject to such Tag-Along Transfer divided by (2) the total number of shares of common stock held by the Holder proposing such Tag-Along Transfer and all Requesting Holders, multiplied by (B) the total number of shares of Common Stock the Requesting Holder(s) has requested to have transferred. Such purchase shall be made on the same date and at the same price and on terms and conditions at least as favorable to Requesting Holders as the terms and conditions contained in the Tag-Along Notice delivered in connection with such proposed transaction.

To the extent a Holder does not receive a Tag-Along Request with respect to shares of common stock for which such Holder has provided a Tag-Along Notice within the time period noted above, the Proposing Holder providing the Tag-Along Notice may sell the shares proposed to be subject to such Tag- Along Transfer as set forth in the Tag-Along Transfer Notice. Each Requesting Holder shall effect its participation in a Tag-Along Transfer by promptly delivering to the Proposing Holder who proposed the Tag-Along Transfer, one or more certificates properly endorsed for transfer for transfer to the Third-Party.

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2.3 Rights to Future Stock Issuances.

(a) Right of First Offer. Subject to the terms and conditions of this Subsection 2.3, and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to the Purchaser.

(b) The Company shall give notice (the “Offer Notice”) to the Purchaser, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(c) By notification to the Company within twenty (20) days after the Offer Notice is given, the Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the shares of common stock then held by the Purchaser (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the total shares outstanding) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Purchaser shall promptly notify the Company that it elects to purchase or acquire all the shares available to it.

During the ten (10) day period commencing after the Company has given such notice, the closing of any sale pursuant to this Subsection 2.3Error! Reference source not found. shall occur within the later of one hundred twenty (120) days after: (i) the date that the Offer Notice is given and (ii) the date of initial sale of New Securities pursuant to Subsection 2.3Error! Reference source not found..

(d) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired , the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 2.3, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchaser in accordance with thisSubsection.

(e) Termination. The covenants set forth in Subsection 2.3 shall terminate and be of no further force or effect upon the closing of a Deemed Liquidation Event..

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to the Purchaser;

(a) as soon as practicable, but in any event within forty five (45) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flow, and (iii) a statement of stockholders’ equity as of the end of such year.

(b) as soon as practicable, but in any event within twenty (20) days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(c) as soon as practicable, but in any event within twenty (20) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Purchaser to calculate their percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(d) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Purchaser may from time-to-time reasonably request.

(e) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

3.2 Inspection. The Company shall permit an individual designated by the Purchaser ( at such Person’s expense and upon reasonable advanced written notice), to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Purchaser.

3.3 Termination of Information. The covenants set forth in Subsection Error! Reference source not found. and Subsection Error! Reference source not found. shall terminate and be of no further force or effect in the event that (i)the Purchaser purchases the remaining 51% of the Company or (ii) upon the closing of a Deemed Liquidation Event, whichever event occurs first.

3.4 Confidentiality. The Purchaser and the Company agree that such Person (including all employees, consultants, investors and advisors) will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company.

Provided however, the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any current Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Company in the ordinary course of business, provided that the Purchaser informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, or required as a result of the Purchaser becoming a public company ; provided, that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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4. Additional Covenants.

4.1 Matters Requiring Purchaser’s Approval. The Company hereby covenants and agrees with the Purchaser that it shall not, without approval of the Purchaser:

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment in another entity;

(e) incur any aggregate indebtedness in excess of $100,000 other than trade credit incurred in the ordinary course of business;

(f) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person (except transactions resulting in payments to or by the Company in an amount less than $200,000 per year), or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by the Company’s Board of Directors, including the approval of the Designated Directors;

(g) hire, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $400,000.

4.2 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.

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4.3 Expenses of Counsel. In the event of a transaction which is a Deemed Liquidation Event of the Company, each party shall bear their own costs and the Company shall obtain the ability to share with the Purchaser’s counsel (and such counsel's clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Deemed Liquidation Event of the Company. The Company shall be obligated to share (and cause the Company's counsel and investment bankers to share) such materials when distributed to the Company's executives and/or any one or more of the other parties to such transaction(s). In the event that the Purchaser’s counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Purchaser’s counsel.

Termination of Covenants. The covenants set forth in this Section 4 shall terminate when the Purchaser no longer owns any shares of capital stock of the Company.

5. Representations and Warranties

5.1 Disclosure of Shareholder Rights Agreements, Voting Agreements.

The Company shall disclose the existence of any pre-existing agreements, the Company may have with holders of Common Stock hereto regarding redemption or repurchase, registration rights, voting agreements or any other agreements and shall confidentially disclose the terms of such agreements to the Purchaser.

6. Miscellaneous.

6.1 Successors and Assigns

The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of shares of Common Stock of the Company that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 10.0% of the outstanding shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the shares of with respect to the Common Stockt to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law

This Agreement shall be governed by the internal law of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

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6.3 Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles

The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5

6.6 Amendments and Waivers

Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Purchaser;

6.7 Severability

In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock

All shares of the Company held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

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6.9 Additional Purchasers

Subject to the consent of the Purchaser, if the Company issues additional shares of the Company’s Capital Stock after the date hereof, pursuant to a purchase agreement substantially similar to the Purchase Agreement entered into with the Purchaser, any such purchaser of such shares must become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a ”Purchaser” for all purposes hereunder.

6.10 Entire Agreement

This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11 Dispute Resolution

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions

No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Remainder of Page Intentionally Left Blank

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: NAPCO PAINTING CONTRACTORS, INC.

By:
Name:	/s/ Joseph Winograde,
Title:	Chief Executive Officer

PURCHASER: MED-X, INC.

By:
Name:	/s/ Matthew Mills
Title:	Chief Executive Officer

SELLER:

/s/ Joseph Winograde, Individually

SIGNATURE PAGE TO PURCHASER’S RIGHTS AGREEMENT

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SCHEDULE A

Addresses-

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